MEMORANDUM OF AGREEMENT
                             -----------------------

        Whereas Lechters and Local 99 are partners to a union contract which was effective July 1, 1997 to June 30, 2000 as extended for an additional period to permit continued negotiations for a renewal agreement; and

        Whereas, the parties have agreed to renew and extend the union contract covering the office employees and desire to incorporate the terms of the renewal in this memorandum of agreement.

        Now, therefore it is agreed:
1. The office contract is renewed and extended from July 1, 2000 to June 30, 2003 except as modified hereby.

2.      Company   proposal   regarding   paragraph 7,   paragraph  36  shall  be
        incorporated (attached hereto)

3.      The post probationary increase shall be changed from $0.20 to $0.30

4. Election day will be converted to a personal day which can be used for day after Thanksgiving subject to scheduling in accordance with the Company business needs and requirements.

5.      Vacation time to be modified as per attached proposal for paragraph 14.

6.      Minimum Hiring start rates to be adjusted as follows:

        $7.50/hr. for mailroom; $8.50/hr for all others (plus $0.30/hr. after probation)

7.      Benefit Fund Contribution to be adjusted as per attached schedule:


                   Lechters Office Benefit Fund Contributions

(1) The increase in contributions to the Local 99 H & W Fund, as set forth in paragraph (3) below, is inclusive of an increase of 1/2 % towards the employee's obligation to contribute to the Eastern States Welfare Fund for the improved prescription plan and coverage by that fund for retirees. The required contribution for coverage is forwarded by the Local 99 H & W Fund from the contribution received from the Employer.

(2) Effective 9/1/99 Contributions to the retirement fund shall be reduced from 9% to 6%. Effective 7/1/00 contributions to the retirement (NRF
        2000) fund will be capped at 35 hours/wk/Employee.

(3) Contributions to the Local 99 H & W Fund shall be increased by 1.5% (to 21 - 15%) effective 7/1/00. Waiting period eligibility shall be reduced by 3 months effective 7/1/00 (individual) and 6 months for family.

(4) The retirement contribution shall reflect continued payment of 2.2% for the existing plan and 3.8% for participation in NRF 2000 effective 1/1/00. The 3.8% shall be converted to the following hourly contribution rates effective 7/1/00 - .43; 7/1/01 - .45; and 7/1/02 - .47.

8.      Wage adjustments to be implemented as follows:

        7/1/00  -  .50/hr           7/1/01  -  .50/hr.         7/1/02  -  .50/hr

9. Labor Management Committee to be established for office to meet twice/ year. Equal number of union and management representation to be on Committee.



        For the Company                             For the Union

        ----------------------------                ----------------------------
        Janice Cartwright                           Luis M. Ramos

                                                    ---------------------------
                                                    Charles Waiters

                                                    ---------------------------
                                                    Jacqueline Stuart

Dated:  August 8, 2000

Service / Seniority (proposal)
Paragraph 7 (a)

An employee rehired within six (6) months of the date that his or her employment was terminated, where such termination was voluntary, shall be entitled to full credit for the time of previous service with the Employer with respect to seniority and full credit after the expiration of one (1) year of additional service for the time of previous service with the Employer with respect to vacation eligibility. An employee rehired after the expiration of six (6) months after the date that his or her employment was terminated, where such termination was voluntary, shall not receive any credit for past service with Employer.


Leave of Absence (proposed)
Paragraph 7 (b)

Leave of absence in case of sickness, pregnancy, jury duty or Union business shall be granted for reasonable periods. Other leaves of absence for personal needs may be requested and shall not be unreasonably withheld.

To be eligible for bereavement leave with pay, an employee must have satisfactorily completed six (6) months of service. At least five (5) days leave of absence with pay shall be granted in case of death in a worker's immediate family which includes spouse, parent and grandparent, child and grandchild, sister and brother. At least two (2) days leave of absence with pay shall be granted in case of death of a worker's father-in-law or mother-in-law.

Two days leave of absence with pay shall be granted to a covered male worker in connection with the birth of his child. Proof of such occurrence may be required.

The employment rights of veterans, reservists and members of the National Guard guaranteed by law are incorporated into this Agreement.

Employees of the Employer who may be called upon to perform business for the Union which requires absence from duty with the Employer, shall, upon written notice to the Employer, be allowed to absent themselves for a reasonable period of time.

Family and Medical Leave Act (FMLA). Employees eligible to receive family leave under the federal FMLA or the New Jersey Family Leave Act shall be granted leaves of absence in accordance with the terms of those statutes.

An employee shall not be required to use his/her accrued or current vacation time in order to take FMLA leave for a personal illness or disability. For all other purposes, an employee must use his/her current vacation time only, which time will run concurrently with an employee's FMLA entitlement. An employee must use his/her current accrued vacation entitlement for any non-FMLA personal leave. Non-FMLA personal leave has a maximum of 30 days.

Disability leave shall run concurrently with any FMLA entitlement; 26 weeks maximum leave.

For the purpose of adjusting any inequities, the Employer or the Union may request a review of a worker's continuing status of employment when an extended layoff period or an extended leave of absence exists.

Vacation Time (proposal)
Paragraph 14

To be eligible for full vacation benefits, an employee must work 660 hours in the prior year. If an employee works less than 660 hours but more than 310 hours


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he shall  receive vacation  prorated to the number of hours actually worked.  If an employee works less than 310 hours, they are not entitled to vacation for that year.

There shall be no carrying forward of vacation beginning with 2000 vacation accruals. All vacation earned in 2000 must be used by December 31, 2000. All pre-2000accrued vacation may be used without deadline. Current vacation to be charged against entitlement before pre-2000 accrued vacation entitlement.


No Discrimination (proposal)
Paragraph 36

There shall be no discrimination in hiring, promotions, discipline, discharge or in any term and condition of employment because of race, creed, color, national origin, sex age, handicap, disability or religion. Further, the Company agrees that it will not violate the following statutes in hiring, promotions, discipline, discharge or in any term or condition of employment.

The Americans with Disabilities Act, 42 U.S.C. `12101, et seq.; the Consolidated Omnibus Budget Reconciliation Act, 29 U.S.C. ` 1161, et seq.; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. `1001, et seq.; the Conscientious Employee Protection Act, N.J.S.A. 34:19-1, et seq.; the New Jersey Workers Compensation Act, N.J.S.A. 34:15-1, et seq.; the Age Discrimination in Employment Act, 29 U.S.C. ` 621, et seq.; the Reconstruction Era Civil Rights act, as amended, 42 U.S.C. `1981, et seq.; the Civil Rights Act of 1991, as amended, 42 U.S.C. ` 1981a, et seq.; the Family and Medical Leave Act, 29 U.S.C. `2601, et seq.; The Fair Labor Standards Act, 29 U.S.C. ` 201, et seq.; Title VII of the Civil rights Act of 1964, as amended, 42 U.S.C. ` 2000e, et seq.; the New Jersey Law Against Discrimination, N.J.S.A. 10:5-1, et seq.; and/or any other federal, state or local statutes, laws, rules and regulations pertaining to employment, as well as any and all claims under state and federal contract or tort law, including breach of contract and breach of a covenant of good faith and fair dealing.

The Union, on behalf of the Union and all members of the bargaining unit, agrees that the exclusive remedy for violations of the agreements set forth above and for violations of the statutes listed above shall be either (1) the submission of a grievance to the grievance procedure herein, and if not satisfactory resolved, the submission of the grievance to the arbitration provisions and procedures set forth in this agreement; or (2) proceeding to file a charge and/or complaint before the appropriate state or federal agency or court.

The Union, on behalf of the Union and on behalf of all members of the bargaining unit, further agrees that once the employee and/or the Union elects either (1) or (2), above, as the exclusive remedy for alleged violations of the agreements set forth above and for violations of the statutes listed above, the Union and/or the employee waives its rights to proceed under the other remedy set forth in (1) and (2), above.


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